THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH
              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

                              Articles of Amendment
           (General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)


Exact name of corporation: LXU Healthcare, Inc.
                           -----------------------------------------------------


Registered office address: 101 Federal Street, Boston, MA 02110
                           -----------------------------------------------------
                           (number, street, city or town, state, zip code)

These articles of amendment affect article(s): Article IV
                                              ----------------------------------
                                              (specify the number(s) of
                                               article(s) being amended (I-VI))

Adopted and approved on: December 9, 2005                                    by
                         -------------------------------------------------------
                                           (month, day, year)

Check the appropriate box below:

        the incorporators.

        the board of directors without shareholder approval and shareholder approval was not required.

   X the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassifcation or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

    The following shall be inserted as the third full paragraphh of Aricle IV:


"Effective immediately following the completion of a 1-for-1,000 reverse stock split of the Company's outstanding common stock, a 1,000-for-1 forward stock split of the Company's outstanding common stock shall be effected such that each shareholder will own one thousand shares of the Company's commmon stock for each share of common stock held immediately prior to the forward stock split. The forward stock split shall not change the number of shares of common stock authorized for issance by the Company."

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:


            WITHOUT PAR VALUE                                WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE            NUMBER OF SHARES        TYPE       NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------



Change the total authorized to:


            WITHOUT PAR VALUE                                WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE            NUMBER OF SHARES        TYPE       NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------





The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, ss. 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.


Later effective date:
                      ----------------------------------------------------------

Signed by /s/ Joseph H. Potenza
          ----------------------------------------------------------------------



     (Please check appropriate box)
        Chairman of the Board
   X    President
        Other Offcer
        Court-appointed fiduciary


on this      9th                           day of December          ,   2005
       ------------------------------------      -------------------  ----------

                          COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              Articles of Amendment
                   (General Laws, Chapter 156D, Section 10.06)

I hereby certify that upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 9th day of December 2005 at 2:01 p.m.



Effective date: December 9, 2005
                ----------------


                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth




-------------
Examiner             Filing fee: Minimum filing fee $100.00 per article amended, stock increases $100 per 100,000 shares plus $100 for each
-------------        additional 100,000 shares or any fraction thereof.
Name approval

-------------
C

-------------
M

                         TO BE FILLED IN BY CORPORATION
                              Contact Information:

          Sean B. Frederick, Esquire
          -----------------------------------------------------------
          Barley Snyder LLC, 126 E. King Street
          -----------------------------------------------------------
          Lancaster, PA 17602
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          Telephone: 717-299-5201
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          Email: sfrederick@barley.com
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          A   copy   of   this   filing   will   be    available    on-line   at
          www.sec.state.ma.us/cor once the document is filed.